[LETTERHEAD OF MCGLADREY & PULLEN, LLP]



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm in the Prospectus under the caption "Counsel and Independent Accountants".




                                                     /s/McGladrey & Pullen, LLP
                                                     --------------------------
                                                        McGladrey & Pullen, LLP






New York, New York
June 29, 1998